Exhibit 10.10

SECOND AMENDMENT TO CONSULTING AGREEMENT

THIS SECOND AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”) is made as of this 2nd day of August, 2016 (the “Effective Date”) between Scott A. Reines, MD, PhD, having an address at 11 W Bridlewood Drive, New Hope, PA 18938 (“Consultant”), and Avenue Therapeutics, Inc., and its affiliates, having offices at 2 Gansevoort, 9th Floor, New York, NY 10014 (“Avenue”).

BACKGROUND

WHEREAS, Consultant and Avenue are party to that certain Consulting Agreement, dated as of July 22, 2015 (the “Consulting Agreement”); and

WHEREAS, Avenue and Consultant desire to extend the Consulting Agreement for an additional year and incorporate an evergreen provision therein, such that the Consulting Agreement shall renew automatically for successive one-year periods until terminated in accordance with the termination provisions thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

1.         AMENDMENT TO SECTION 1 OF THE CONSULTING AGREEMENT. Section 1 of the Consulting Agreement is hereby deleted and restated in its entirety as follows:

“This Agreement shall be in effect for a period of two (2) years from the date hereof and shall be automatically renewed thereafter for successive periods of one (1) year unless earlier terminated in accordance with Section 9 hereof”

2.         REMAINDER OF CONSULTING AGREEMENT. Except as expressly set forth in this Amendment, the provisions of the Consulting Agreement will remain in full force and effect, in their entirety, in accordance with their terms.

3.         MISCELLANEOUS. This Amendment shall be governed, construed, and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles of any jurisdiction. The parties agree that this Amendment may only be modified in a signed writing executed by each of the parties hereto. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one agreement. Facsimile or PDF reproductions of original signatures will be deemed binding for the purpose of the execution of this Amendment.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

AVENUE THERAPEUTIC, INC.

By:	/s/ Lucy Lu
Name: Lucy Lu, MD
Title: President

/s/ Scott A. Reines MD
Scott A. Reines, MD, PhD

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